Exhibit 99.1

Innodata Reports Fourth Quarter and Fiscal Year 2018 Results

NEW YORK March 14, 2019 – INNODATA INC. (NASDAQ: INOD) today reported results for the fourth quarter and the year ended December 31, 2018.

•	Total revenue was $15.0 million in the fourth quarter of 2018, a 7% increase from $14.0 million in the third quarter of 2018. Total revenue was $15.7 million in the fourth quarter of 2017.

•	Net income was $50,000 in the fourth quarter of 2018, or $0.00 per diluted share, compared to net income of $0.7 million in the third quarter of 2018, or $0.03 per diluted share. Net loss in the fourth quarter of 2017 was $2.1 million, or $(0.08) per diluted share.

•	Total revenue for the 12 months ended December 31, 2018 was $57.4 million, a decline of 6% from $60.9 million in the 12 months ended December 31, 2017.

•	Net income was $4,000 (which includes a $675,000 non-cash goodwill impairment charge for the DDS segment), or $0.00 per diluted share, in the 12 months ended December 31, 2018, compared to a net loss of $5.1 million (which includes $2.4 million in one-time costs and charges), or $(0.20) per diluted share, in the 12 months ended December 31, 2017.

•	Adjusted EBITDA (as defined below) was $1.4 million in the fourth quarter of 2018, compared to $2.3 million in the third quarter of 2018 and $(1.7) million in the fourth quarter of 2017, which includes $1.1 million in restructuring charges and a $1.2 million loss contingency reserve. Adjusted EBITDA for the 12 months ended December 31, 2018 was $6.7 million compared to $(0.7) million for the 12 months ended December 31, 2017.

•	Cash and cash equivalents were $10.9 million at December 31, 2018, compared to $11.4 million at December 31, 2017.

Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts.

The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “In 2018 we achieved Adjusted EBITDA of $6.7 million, an increase of $7.4 million from an Adjusted EBITDA loss of $700,000 in 2017. Adjusted EBITDA as a percentage of revenue was 12% in 2018, an increase of 13 percentage points from (1)% of revenue in 2017. The increase in Adjusted EBITDA reflects the successful execution in 2018 of the turn-around operating plan we initiated in late 2017. In 2018 we continued the development and implementation of our AI-based solutions, enabling us to drive operating and cost efficiencies.

“Revenue in our Digital Data Solutions (DDS) segment was $11.5 million in the fourth quarter of 2018, a 7% increase from revenue of $10.8 million in the third quarter of 2018. Revenue in the fourth quarter exceeded the high end of our guidance by $0.7 million primarily as a result of higher than anticipated volume of work from one customer during the quarter. In 2018, Adjusted EBITDA for the DDS segment as a percentage of revenue was 16%, an increase of 13 percentage points from 3% of revenue in 2017.

“Revenue in our Synodex segment was $1.1 million in the fourth quarter of 2018, a 4% increase from revenue of $1.0 million in the third quarter of 2018. Synodex remained profitable throughout 2018, with Adjusted EBITDA as a percentage of revenue of 11%, an increase of 35 percentage points from (24)% of revenue in 2017.”

Abuhoff continued, “Revenue in our Agility segment was $2.4 million in the fourth quarter of 2018, a 7% increase from revenue of $2.3 million in the third quarter of 2018. In the fourth quarter of 2018 we began to see the benefits from the increased sales capacity added in the third quarter, with a 54% increase in the dollar value of bookings in the fourth quarter over the third quarter. In 2018, Adjusted EBITDA for the Agility segment as a percentage of revenue was (7)%, an improvement of 7 percentage points from (14)% of revenue in 2017.”

Abuhoff concluded, “We anticipate first quarter revenue to be in the range of $13.0 – $13.6 million, consisting of DDS revenue in the range of $9.6 – $10.0 million, Synodex revenue in the range of $1.0 – $1.1 million, and Agility revenue in the range of $2.4 – $2.5 million.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, goodwill impairment, changes in fair value of contingent consideration, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net income (loss) to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-239-9838 (Domestic)
1-323-794-2551 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Passcode on both: 5693923

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global services and technology company focused on data transformation, enrichment, and management. Through our data refinery platform and related products and services, we enable the world’s preeminent media, publishing and information services companies, as well as data-driven enterprises, to improve operational efficiency, drive growth, and bring new data-enabled products to market. Innodata Labs, our technology incubator, focuses on applied machine learning and emerging artificial intelligence. Our culture of innovation, quality, and service is present in everything we do.

Our venture companies include Synodex, a leader in medical record data transformation, and Agility PR Solutions, a provider of SaaS software and solutions for PR and communications professionals.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster,” “estimate,” “plan” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur. We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenues	$14,979	$15,658	$57,418	$60,929

Operating costs and expenses:
Direct operating costs	9,985	11,241	39,045	45,826
Selling and administrative expenses	4,623	7,094	15,846	20,200
Goodwill impairment	-	-	675	-
Interest expense (income), net	9	(14)	33	(23)
Totals	14,617	18,321	55,599	66,003
Income (loss) before income taxes	362	(2,663)	1,819	(5,074)
Provision for income taxes	306	(522)	1,808	285
Net income (loss)	56	(2,141)	11	(5,359)
Income (loss) attributable to non-controlling interests	6	50	7	(304)
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$50	$(2,091)	$4	$(5,055)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$0.00	$(0.08)	$0.00	$(0.20)
Weighted average shares outstanding:
Basic and diluted	25,878	25,878	25,878	25,816

Comprehensive income (loss):

Net income (loss)	$56	$(2,141)	$11	$(5,359)
Pension liability adjustment, net of taxes	434	(13)	260	(196)
Change in fair values of derivatives, net of taxes	147	561	(342)	660
Foreign currency translation adjustment, net of taxes	(528)	(74)	(779)	706
Other Comprehensive income (loss)	53	474	(861)	1,170
Total Comprehensive income (loss)	109	(1,667)	(850)	(4,189)
Comprehensive income (loss) attributed to non-controlling interest	6	(50)	7	(304)
Comprehensive income (loss) attributable to Innodata Inc. and Subsidiaries	$103	$(1,617)	$(857)	$(3,885)

Supplemental Financial Data:
Adjusted EBITDA (loss)	$1,445	$(1,741)	$6,697	$(728)

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$10,869	$11,407
Accounts receivable, net	10,626	10,291
Prepaid expenses and other current assets	5,778	3,630
Total current assets	27,273	25,328
Property and equipment, net	6,813	7,189
Other assets	2,436	3,159
Deferred income taxes	1,204	1,757
Intangibles, net	6,275	7,606
Goodwill	2,050	2,832
Total assets	$46,051	$47,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,737	$5,629
Accrued salaries, wages and related benefits	4,494	5,539
Income and other taxes	3,532	1,098
Current portion of long-term obligations	1,529	3,333
Total current liabilities	14,292	15,599
Deferred income taxes	571	614
Long term obligations	4,062	4,477
Non-controlling interests	(3,440)	(3,938)
STOCKHOLDERS' EQUITY	30,566	31,119
Total liabilities and stockholders' equity	$46,051	$47,871

INNODATA INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in thousands)

The following tables set out results by segment and reflect that commencing in the first quarter of 2018 docGenix results are included in our DDS segment and are no longer included in our Synodex segment (formerly our IADS segment).

	The results below for the three months ended December 31, 2017 are presented on a pro-forma basis as if for the fourth quarter of 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the fourth quarter of 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.
	Three Months Ended		Three Months Ended
Adjusted EBITDA:	December 31, 2018	December 31, 2017	December 31, 2017
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$50	$(2,091)	$(2,091)
Depreciation and amortization	817	903	903
Stock-based compensation	257	33	33
Provision for income taxes	306	(522)	(522)
Interest expense (income), net	9	(14)	(14)
Non-controlling interests	6	(50)	(50)
Adjusted EBITDA (loss)	$1,445	$(1,741)	$(1,741)

	Three Months Ended		Three Months Ended
Adjusted EBITDA - DDS Segment:	December 31, 2018	December 31, 2017	December 31, 2017
Net income (loss) attributable to DDS segment	$736	$(1,118)	$(1,125)
Depreciation and amortization	424	526	526
Stock-based compensation	217	31	31
Provision for income taxes	253	(503)	(503)
Interest expense (income), net	6	(18)	(18)
Non-controlling interests	(4)	(10)	(50)
Adjusted EBITDA (loss) - DDS Segment	$1,632	(1,092)	$(1,139)

	Three Months Ended		Three Months Ended
Adjusted EBITDA - Synodex Segment:	December 31, 2018	December 31, 2017	December 31, 2017
Net income attributable to Synodex segment	$170	$145	$152
Stock-based compensation	6	-	-
Non-controlling interests	10	(40)	-
Adjusted EBITDA - Synodex Segment	$186	$105	$152

	Three Months Ended		Three Months Ended
Adjusted EBITDA - Agility Segment:	December 31, 2018	December 31, 2017	December 31, 2017
Net loss attributable to Agility Segment	$(856)	$(1,118)	$(1,118)
Depreciation and amortization	392	377	377
Stock-based compensation	34	2	2
Provision for income taxes	53	(19)	(19)
Interest expense, net	3	4	4
Adjusted EBITDA loss - Agility Segment	$(374)	$(754)	$(754)

	The results below for the twelve months ended December 31, 2017 are presented on a pro-forma basis as if for the year ended December 31, 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the twelve months ended December 31, 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.
	Twelve Months Ended		Twelve Months Ended
Adjusted EBITDA:	December 31, 2018	December 31, 2017	December 31, 2017
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$4	$(5,055)	$(5,055)
Depreciation and amortization	3,374	3,674	3,674
Goodwill impairment	675	-	-
Stock-based compensation	796	695	695
Provision for income taxes	1,808	285	285
Interest expense (income), net	33	(23)	(23)
Non-controlling interests	7	(304)	(304)
Adjusted EBITDA (loss)	$6,697	$(728)	$(728)

	Twelve Months Ended		Twelve Months Ended
Adjusted EBITDA - DDS Segment:	December 31, 2018	December 31, 2017	December 31, 2017
Net income (loss) attributable to DDS segment	$1,871	$(1,728)	$(1,740)
Depreciation and amortization	1,832	2,258	2,258
Goodwill impairment	675	-	-
Stock-based compensation	750	689	689
Provision for income taxes	1,791	326	326
Interest expense (income), net	22	(34)	(34)
Non-controlling interests	(15)	(32)	(304)
Adjusted EBITDA - DDS Segment	$6,926	$1,479	$1,195

	Twelve Months Ended		Twelve Months Ended
Adjusted EBITDA - Synodex Segment:	December 31, 2018	December 31, 2017	December 31, 2017
Net income (loss) attributable to Synodex segment	$424	$(609)	$(597)
Stock-based compensation	6	2	2
Non-controlling interests	22	(272)	-
Adjusted EBITDA (loss) - Synodex Segment	$452	$(879)	$(595)

	Twelve Months Ended		Twelve Months Ended
Adjusted EBITDA - Agility Segment:	December 31, 2018	December 31, 2017	December 31, 2017
Net loss attributable to Agility Segment	$(2,291)	$(2,718)	$(2,718)
Depreciation and amortization	1,542	1,416	1,416
Stock-based compensation	40	4	4
Provision for income taxes	17	(41)	(41)
Interest expense, net	11	11	11
Adjusted EBITDA loss - Agility Segment	$(681)	$(1,328)	$(1,328)

INNODATA INC. AND SUBSIDIARIES
REVENUE
(Unaudited)
(Dollars in thousands)

Revenue (by segment)

	The results below for the three and twelve months ended December 31, 2017 are presented on a pro-forma basis as if for the quarter and year ended December 31, 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the three and twelve months ended December 31, 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.
	Three Months Ended		Three Months Ended
Revenue (by segment)	December 31, 2018	December 31, 2017	December 31, 2017

DDS	$11,487	$12,226	$11,981
Synodex	1,055	1,100	1,345
Agility	2,437	2,332	2,332
Total Revenue	$14,979	$15,658	$15,658

	Twelve Months Ended		Twelve Months Ended
Revenue (by segment)	December 31, 2018	December 31, 2017	December 31, 2017

DDS	$43,546	$47,840	$46,753
Synodex	4,063	3,664	4,751
Agility	9,809	9,425	79,425
Total Revenue	$57,418	$60,929	$60,929